UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Aptevo Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

APTEVO THERAPEUTICS INC.

2401 4th Avenue, Suite 1050

Seattle, Washington 98121

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On October 25, 2024

Dear Aptevo Stockholder:

You are cordially invited to virtually attend a special meeting of the stockholders (the "Special Meeting") of Aptevo Therapeutics Inc., a Delaware corporation ("Aptevo," "we," "us," "our," or the "Company"). The meeting will be held on October 25, 2024 at 10 a.m. Pacific Time. To facilitate stockholder participation and save costs, the Special Meeting will be held in a virtual meeting format only at www.virtualshareholdermeeting.com/APVO2024SM. The meeting will be held for the following purposes:

1. To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of more than 19.99% of our outstanding common stock, par value $0.001 per share ("Common Stock"), issuable upon the exercise of common warrants (the "Common Warrants") issued pursuant to that certain Securities Purchase Agreement, dated as of September 16, 2024, by and among the Company and purchasers thereto (the "Purchase Agreement"), which includes an exercise price adjustment provision in the event of an issuance of common stock or common stock equivalent, an option to purchase common stock or common stock equivalent, change in price of common stock or common stock equivalent or other such event as described in the Common Warrants and to approve the amendment of certain existing common warrants (the “Amended Existing Warrants”) to include the same exercise price adjustment provisions and the repricing of such existing warrants pursuant to the Purchase Agreement ("Proposal 1" or the "Stock Issuance and Warrant Proposal");

2. To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our Common Stock at a ratio in the range of 1-for-5 to 1-for-37, with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion ("Proposal 2" or the "Reverse Stock Split Proposal"); and

3. To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 or Proposal 2 ("Proposal 3" or the "Adjournment Proposal").

These items of business are more fully described in the proxy statement accompanying this Notice (the "Proxy Statement").

In addition to the foregoing, the Special Meeting will include the transaction of any other business relating to the purpose or purposes stated in this Notice and the accompanying Proxy Statement that may be properly brought before the meeting or any continuation, adjournment or postponement thereof.

The record date for the Special Meeting is September 13, 2024. Only stockholders of record at the close of business on that date may vote on the proposals being presented at the Special Meeting or any adjournment, postponement, rescheduling, or continuation thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held Virtually on October 25, 2024 at 10 a.m. Pacific Time at www.virtualshareholdermeeting.com/APVO2024SM.

The Proxy Statement is available at www.proxyvote.com.

By Order of the Board of Directors

/s/ SoYoung Kwon

SVP, General Counsel, Business Development and Corporate Affairs

Seattle, WA

October 3, 2024

Whether or not you expect to attend the virtual meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote if you attend the virtual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the virtual meeting, you must obtain a proxy issued in your name from that record holder.

APTEVO THERAPEUTICS INC.

2401 4th Avenue, Suite 1050

Seattle, Washington 98121

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To be held on October 25, 2024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

When is this Proxy Statement and accompanying proxy card ("Proxy Card") first being mailed to stockholders?

This Proxy Statement and Proxy Card are first being mailed on or about October 3, 2024 to stockholders of record entitled to vote at the Special Meeting.

How do I attend the Special Meeting?

In order to facilitate stockholder participation and save costs, the meeting will be held virtually on October 25, 2024 at 10 a.m. Pacific Time. There will not be a physical meeting. We have worked to offer the same participation opportunities as if you attended the Special Meeting in person and hope the online format will allow more stockholders to participate by removing any barriers caused by travel requirements. You may attend the Special Meeting online, including voting and submitting questions, at www.virtualshareholdermeeting.com/APVO2024SM by entering the 16-digit control number included on your Proxy Card. You should ensure you have a strong Internet connection wherever you intend to participate in the Special Meeting. We encourage you to access the Special Meeting before it begins. Online check-in will begin at 9:30 a.m. Pacific Time on the date of the Special Meeting.

Our virtual meeting provider, Broadridge, facilitates stockholders’ opportunity to ask questions before and during the meeting. The Special Meeting site will provide stockholders with information regarding (i) time guidelines for their questions, rules around what types of questions are allowed, and rules for how questions and comments will be recognized and disclosed to meeting participants; and (ii) procedures for posting appropriate questions received during the meeting and our answers on our website as soon as practical after the meeting. Once you are logged into the Special Meeting, you will be able to submit your questions directly to the Company. Our virtual meeting will be governed by our rules of conduct and procedures, which will be posted at www.virtualshareholdermeeting.com/APVO2024SM in advance of the Special Meeting.

You may obtain instructions for how to access the Special Meeting online at www.virtualshareholdermeeting.com/APVO2024SM. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time or need support in addressing technical and logistical issues related to accessing the virtual meeting platform, a technical assistance phone number will be made available on the virtual meeting registration page at www.virtualshareholdermeeting.com/APVO2024SM, 30 minutes prior to the start of the meeting.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on September 13, 2024 (the "Record Date") will be entitled to vote on the proposals being presented at the Special Meeting. On the Record Date, there were 9,421,174 shares of Common Stock outstanding and entitled to vote. Our Common Stock is our only class of voting stock.

Stockholder of Record: Shares Registered in Your Name

If on September 13, 2024, your shares were registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote by virtually attending the Special Meeting and voting during the Special Meeting or vote over the telephone or the Internet or by proxy card. Whether or not you plan to virtually attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee

If on September 13, 2024, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, other similar organization, or other nominee, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting on the proposals being presented at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to virtually attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

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Proposal 1: To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of more than 19.99% of our outstanding Common Stock, issuable upon the exercise of Common Warrants, which includes an exercise price adjustment provision in the event of an issuance of common stock or common stock equivalent, an option to purchase common stock or common stock equivalent, change in price of common stock or common stock equivalent or other such event as described in the Common Warrants and to approve the amendment of certain existing warrants to include the same exercise price adjustment provisions and the repricing of such existing warrants pursuant to the Purchase Agreement;
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Proposal 2: To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our Common stock at a ratio in the range of 1-for-5 to 1-for-37, with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion; and
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Proposal 3: To approve the adjournment of the Special Meeting in order to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1 or Proposal 2 described above.

How does the Board of Directors of the Company (the "Board") recommend that I vote on the proposals?

The Board recommends that you vote as follows:

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"FOR" Proposal 1: the Stock Issuance and Warrant Proposal;
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"FOR" Proposal 2: the Reverse Stock Split Proposal; and
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"FOR" Proposal 3: the Adjournment Proposal.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying Proxy Card to vote on those matters in accordance with their best judgment, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

How do I vote?

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the Proxy Card or as instructed via the Internet or telephone. You may specify whether your shares should be voted for, against, or abstain with respect to each of the proposals. Voting by proxy will not affect your right to attend the Special Meeting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by virtually attending the Special Meeting and voting during the Special Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a Proxy Card. Whether or not you plan to virtually attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still virtually attend the Special Meeting and vote during the Special Meeting even if you have already voted by proxy.

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To vote using the Proxy Card, simply complete, sign and date the Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Special Meeting, we will vote your shares as you direct.
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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and 16-digit control number included on your Proxy Card. Your telephone vote must be received by 11:59 p.m. EDT on October 24, 2024 to be counted.
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To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and 16-digit control number from your Proxy Card. Your Internet vote must be received by 11:59 p.m. EDT on October 24, 2024 to be counted.
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If you virtually attend the Special Meeting, you can also vote during the Special Meeting by visiting www.virtualshareholdermeeting.com/APVO2024SM and entering the 16-digit control number included on your Proxy Card (if you received a printed copy of the proxy materials).

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received voting instructions from that organization rather than from us. Simply follow the instructions in the voting instruction form to ensure that your vote is counted. To vote online at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form well in advance of the meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of September 13, 2024.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your Proxy Card, or by telephone, through the Internet, or by virtually attending the Special Meeting and voting during the Special Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a "routine" matter. Under the rules of the New York Stock Exchange ("NYSE"), which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your "uninstructed" shares on matters considered to be "routine" under NYSE rules but not with respect to "non-routine" matters. The Reverse Stock Split Proposal and the Adjournment Proposal are considered to be "routine" under NYSE rules such that your broker, bank or other agent may vote your shares on such proposals in the absence of your voting instructions. The Stock Issuance and Warrant Proposal is considered "non-routine" such that your broker, bank or other agent may not vote your shares on such proposals in the absence of your voting instructions.

What if I return a Proxy Card or otherwise vote but do not make specific choices?

If you voted by proxy without marking any voting selections, then the proxy holders will vote your shares as recommended by the Board on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We have engaged Okapi Partners LLC ("Okapi") to assist in the solicitation of proxies for the Special Meeting. We have agreed to pay Okapi a fee of $15,000. We will also reimburse Okapi for reasonable out-of-pocket expenses and will indemnify Okapi and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. The entire cost of soliciting proxies on behalf of the Board will be borne by the Company.

What does it mean if I receive more than one Proxy Statement and Proxy Card?

If you receive more than one Proxy Statement and Proxy Card, your shares may be registered in more than one name or in different brokerage accounts. Please follow the voting instructions on the Proxy Cards to ensure that all of your shares are voted. Remember, you may vote by telephone, Internet or by signing, dating and returning a Proxy Card, or by voting at the Special Meeting.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You may change your vote or revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may change your vote or revoke your proxy in any one of the following ways:

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You may submit a properly completed Proxy Card with a later date.
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You may grant a subsequent proxy by telephone or through the Internet.

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You may send a timely written notice that you are revoking your proxy to Aptevo’s Corporate Secretary at 2401 4th Avenue, Suite 1050, Seattle, Washington 98121.
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You may virtually attend the Special Meeting and vote online during the Special Meeting. Simply virtually attending the Special Meeting will not, by itself, revoke your proxy. You must specifically request at the Special Meeting that it be revoked.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Your most current vote that is valid, whether by telephone, Internet or proxy card is the one that will be counted.

What are "broker non-votes"?

If you are a beneficial owner whose shares of record are held by a broker, you may instruct your broker how to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under NYSE rules, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your "uninstructed" shares on matters considered to be "routine" under NYSE rules but not with respect to "non-routine" matters.

A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered "non-routine" under NYSE rules. Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal.

The Reverse Stock Split Proposal and the Adjournment Proposal are "routine" matters, and banks and brokerage firms may vote your shares on such proposals if you have not given voting instructions. The Stock Issuance and Warrant Proposal is considered "non-routine," and banks and brokerage firms may not vote your shares on such proposals in the absence of your voting instructions.

How many votes are needed to approve the proposals?

To be approved, the Stock Issuance and Warrant Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal require the affirmative vote of a majority of the votes cast by the holders of all of the shares of Common Stock present or represented by proxy at the Special Meeting. Abstentions and broker non-votes will have no effect on the results of these votes.

These proposals are separate and apart from each other with votes of each proposal separately counted.

What is the quorum requirement and how will votes be counted?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present for the Special Meeting if stockholders holding at least one-third of the outstanding shares of Common Stock of the Company issued and outstanding and entitled to vote are present virtually at the Special Meeting or represented by proxy. On the record date for the Special Meeting, there were 9,421,174 shares outstanding and entitled to vote. Thus, the holders of 3,140,391 shares must be present or represented by proxy at the Special Meeting to have a quorum.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or stockholders present at the Special Meeting or represented by proxy and entitled to vote may adjourn or postpone the Special Meeting to another date.

An inspector of elections appointed for the meeting will determine whether a quorum is present and will tabulate votes cast by proxy or at the meeting. If a quorum is not present, we expect to adjourn or postpone the Special Meeting until we obtain a quorum.

What will happen if stockholders fail to approve the Stock Issuance and Warrant Proposal at the Special Meeting?

If stockholders fail to approve Proposal 1 (the Stock Issuance and Warrant Proposal) at the Special Meeting, then the Common Warrants and the Amended Existing Warrants will not be exercisable. If these consequences occur, we may have difficulty finding alternative sources of capital to fund the continued clinical development of our product candidates, working capital, and other general corporate purposes in the future on terms favorable to us or at all. In addition, pursuant to the Purchase Agreement, we will be required to call a meeting every sixty (60) days to seek stockholder approval until stockholder approval is obtained or the Common Warrants and the Amended Existing Warrants are no longer outstanding.

See "Effect of the Proposal" under Proposal 1 below for additional discussion of the effect on our existing common stockholders of the Stock Issuance and Warrant Proposal.

What will happen if stockholders fail to approve the Reverse Stock Split Proposal at the Special Meeting?

Our Common Stock is currently listed on Nasdaq. On June 25, 2024, we received a letter from Nasdaq notifying us that, for the last 30 consecutive business days, the bid price of our Common Stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). Nasdaq’s letter has no immediate impact on the listing of our Common Stock, which will continue to be listed and traded on Nasdaq, subject to our compliance with the other continued listing requirements. Nasdaq’s letter provides the Company 180 calendar days, or until December 23, 2024 (the "Compliance Date"), to regain compliance with the Bid Price Requirement. To regain compliance with the Bid Price Requirement, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days before the Compliance Date. We may be eligible for an additional 180-day period to regain compliance if we meet all other listing standards of Nasdaq, with the exception of the Bid Price Requirement, and provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period. In the event that we fail to regain compliance, we would have the right to a hearing before the Nasdaq Listing Qualifications Panel (the "Panel"). In the event that the Panel determines not to continue our listing and we are delisted from The Nasdaq Capital Market, our Common Stock may be delisted and trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets, depending on our ability to meet the specific listing requirements of those trading markets.

If stockholders fail to approve the Reverse Stock Split Proposal at the Special Meeting, we may not be able to regain compliance by the Compliance Date and during the additional compliance period, if applicable. If, as a result, a final determination is made by Nasdaq that our Common Stock must be delisted, the liquidity of our Common Stock would be adversely affected and the market price of our Common Stock could decrease. Our failure to be listed on Nasdaq or another established securities market would have a material adverse effect on the value of your investment in us.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The Proxy Statement and Proxy Card are available at www.proxyvote.com.

Proposal 1

APPROVAL OF THE STOCK ISSUANCE AND WARRANT PROPOSAL

General

In this proposal, we are asking stockholders to approve the issuance of more than 19.99% of our outstanding common stock, par value $0.001 per share ("Common Stock"), issuable upon the exercise of common warrants (the "Common Warrants") issued pursuant to that certain Securities Purchase Agreement, dated as of September 16, 2024, by and among the Company and purchasers thereto (the "Purchase Agreement"), which includes an exercise price adjustment provision in the event of an issuance of common stock or common stock equivalent, an option to purchase common stock or common stock equivalent, change in price of common stock or common stock equivalent or other such event as described in the Common Warrants and to approve the amendment of (a) the common warrants issued on July 1, 2024, (b) the Series A-1 common warrants, the Series A-2 common warrants, the Series B-1 common warrants and the Series B-2 common warrants issued on November 9, 2023, and (c) the common warrants issued on April 15, 2024 (collectively, the “Amended Existing Warrants”) to include the same exercise price adjustment provisions and the repricing of the Amended Existing Warrants pursuant to the Purchase Agreement, for purposes of compliance with Nasdaq Listing Rule 5635(d).

Description of the Registered Offering

On September 18, 2024, we completed a registered direct offering (the "Offering") of 9,090,910 shares (the "Shares") of our Common Stock (or Pre-Funded Warrants to purchase shares of Common Stock in lieu of) together with Common Warrants to purchase up to an aggregate of 18,181,820 shares of Common Stock at a combined offering price of $0.33 per share and Common Warrants. Each share of Common Stock was offered together with two Common Warrants, each to purchase one share of Common Stock with an exercise price of $0.33 per share. The Common Warrants will become exercisable beginning on the effective date of the stockholder approval of this Proposal 1 and will expire five years from the date of such stockholder approval.

The Offering included 5,070,910 Pre-Funded Warrants to those purchasers, whose purchase of shares of Common Stock in the Offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock following the consummation of the Offering, in lieu of the shares of our Common Stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.0001 per share. Each Pre-Funded Warrant was offered together with the same two Common Warrants, each to purchase one share of Common Stock described above being offered with each share of Common Stock. The Pre-Funded Warrants and accompanying Common Warrants were priced at a combined offering price of $0.3299 per Pre-Funded Warrant and accompanying Common Warrants, which is equal to the offering price per share of Common Stock and accompanying Common Warrants less the $0.0001 per share exercise price of each such Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable and terminate when exercised in full.

Gross proceeds from the Offering, before deducting placement agent fees and commissions and offering expenses, were approximately $3.0 million.

We expect to use the net proceeds from these transactions for the continued clinical development of our product candidates and for working capital, and other general corporate purposes.

The exercise price of the Common Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Common Warrants will be entitled to receive, upon exercise of the Common Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Common Warrants immediately prior to the fundamental transaction.

We may not affect the exercise of the Common Warrants, and the applicable holder will not be entitled to exercise any portion of any such warrants, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such Common Warrants (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant. We will keep shares of Common Stock from the exercise of warrants in abeyance and will issue such shares to the holder to the extent the ownership of the holder does not exceed 4.99% or 9.99%. Shares of Common Stock kept in abeyance are not considered issued and outstanding Common Stock.

In connection with the Offering and pursuant to the Purchase Agreement, we amended certain existing common warrants that were previously issued on (a) July 1, 2024, (b) November 9, 2023, and (c) April 15, 2024 to purchase up to 11,822,774 shares of Common Stock at an exercise price of $0.515 per share, to approve the exercise price adjustment provisions in the event of an issuance of common stock or common stock equivalent, an option to purchase common stock or common stock equivalent, change in price of common stock or common stock equivalent or other such event as described in the Amended Existing Warrants, a copy of which has been filed with the Securities and Exchange Commission (the “SEC”) on the current report on 8-K on September 18, 2024, and the repricing of the exercise price such that the exercise price of the Amended Existing Warrants will be reduced to $0.33 per share. The Amended Existing Warrants will become exercisable upon obtaining the stockholder approval for this Proposal 1.

We engaged Roth Capital Partners, LLC ("Roth") to provide exclusive financial services in connection with these transactions and, pursuant to that certain Placement Agency Agreement, dated September 16, 2024, between the Company and Roth (the "Placement Agency Agreement"), agreed to pay Roth a financial advisory fee equal to 7% of the aggregate gross proceeds received from the Offering. In addition, we have also agreed to reimburse Roth for certain expenses in connection with the Offering of up to $100,000.

For further information regarding these agreements and the financing, please refer to our Current Report on Form 8-K filed with the SEC on September 18, 2024. The discussion herein relating to the Placement Agency Agreement, the Purchase Agreement, the Common Warrant, the Pre-Funded Warrant and the Amended Existing Warrants is qualified in its entirety by reference to the transaction documents filed as exhibits to such Form 8-K.

Stockholder Approval

A vote in favor of the Stock Issuance and Warrant Proposal is a vote "for" approval of the issuance of the shares of our Common Stock issuable upon exercise of the Common Warrants issued pursuant to the Purchase Agreement. The aggregate number of shares of our Common Stock issuable upon such warrants, or 100% of the number of shares issuable pursuant to the exercise of the Amended Existing Warrants, may exceed 19.99% of the outstanding shares of our Common Stock (determined as of the date of, and without regard for, the issuance of the Common Warrants).

Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of (i) the company’s Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, or (ii) the average of the company’s Nasdaq Official Closing Price (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the "Minimum Price"). Pursuant to Nasdaq rules, the presence of any provision that could cause the conversion or exercise price of a convertible security to be reduced to below the Minimum Price immediately before the entering into of the binding agreement will cause the transaction to be viewed as a discounted issuance. If an issuance includes common stock and other securities sold together as an investment unit, Nasdaq will attribute a value to securities issued with common stock. If an offering includes the issuance of warrants, then in determining the discount to the Minimum Price, Nasdaq will attribute a value of $0.125 to each "plain vanilla" warrant with an exercise price no less than the offering price of the common stock.

Because the 18,181,820 shares of Common Stock issuable upon exercise of the Common Warrants total more than 19.99% of outstanding shares of Common Stock and the offering price of the Common Stock (excluding the offering price of the Common Warrants) in the Offering is below the Minimum Price, the 11,822,774 shares of Common Stock issuable upon exercise of the Amended Existing Warrants would have a reduced exercise price equal to $0.33 per share, and the Offering may not be considered a public offering for purposes of the Nasdaq shareholder approval rules, we are asking stockholders to approve the Stock Issuance and Warrant Proposal in respect of the issuance of such shares of Common Stock and related transactions pursuant to Nasdaq Listing Rule 5635(d).

Effect of the Proposal

If stockholders do not approve this Stock Issuance and Warrant Proposal, then the Common Warrants and the Amended Existing Warrants will not be exercisable and therefore would have no value and we would be required to call a meeting every sixty (60) days as described in the Common Warrant to seek stockholder approval until the earlier of the date on which stockholder approval is obtained or such warrants are no longer outstanding. Failure to obtain such approval may discourage future investors from engaging in future financings with us. If these consequences occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all. We can provide no assurance that we would be successful in raising funds pursuant to additional equity or debt financings or that such funds could be raised at prices that would not create substantial dilution for our existing stockholders. If stockholders approve this Stock Issuance and Warrant Proposal, the Common Warrants and the Amended Existing Warrants will be exercisable immediately following such approval.

Certain Risks Associated with the Proposal

The issuance of shares of Common Stock upon exercise of the Common Warrants and the Amended Existing Warrants will have a dilutive effect on current stockholders. The percentage ownership of the Company held by current stockholders will decline as a result of the issuance of the shares of Common Stock underlying the Common Warrants and the Amended Existing Warrants. This means also that our current stockholders will own a smaller percent interest in us as a result of the exercise of the Common Warrants the Amended Existing Warrants and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline. If the Common Warrants are exercised in full for cash, a total of 18,181,820 shares of Common Stock will be issuable to the holders of the Common Warrants and this dilutive effect may be material to current stockholders of the Company.

There may be future sales of our Common Stock, which could adversely affect the market price of our Common Stock. The exercise of any warrants, and other issuances of our Common Stock could have an adverse effect on the market price of the shares of our Common Stock. Sales of a substantial number of shares of our Common Stock or the perception that such sales might occur could materially adversely affect the market price of the shares of our Common Stock.

Provisions of the Common Warrants and the Amended Existing Warrants could discourage an acquisition of us by a third party. Certain provisions of the Common Warrants and the Amended Existing Warrants could make it more difficult or expensive for a third party to acquire us. The Common Warrants and the Amended Existing Warrants provide that, in the event of certain transactions constituting fundamental transactions, holders of such warrants will have the right, at their option, to receive from us or a successor entity the kind and amount of securities, cash or other property that such holder would have received had they exercised the Common Warrants or the Amended Existing Warrants immediately prior to the fundamental transaction. These and other provisions of the Common Warrants and the Amended Existing Warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to the holders of our Common Stock.

Other

The Stock Issuance and Warrant Proposal is separate from and unrelated to, and is not contingent upon, the Reverse Stock Split Proposal and the Adjournment Proposal.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of all of the shares of Common Stock present or represented by proxy at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"

THE APPROVAL OF ISSUANCE OF COMMON STOCK UNDERLYING THE COMMON WARRANTS AND THE AMENDED EXISTING WARRANTS AS SET FORTH IN PROPOSAL 1.

Proposal 2

APPROVAL OF REVERSE STOCK SPLIT OF OUR COMMON STOCK

Background

Our Board has unanimously approved a series of alternate amendments to our Amended and Restated Certificate of Incorporation, which would effect a reverse stock split of all issued and outstanding shares of our Common Stock, at a ratio ranging from 1-for-5 to 1-for-37, inclusive (the “Reverse Stock Split”).

Accordingly, effecting the Reverse Stock Split would reduce the number of outstanding shares of our Common Stock. The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by our Board following the Special Meeting and prior to December 23, 2024, which is the latest possible date by which the Company must regain compliance with the Bid Price Requirement by The Nasdaq Capital Market if no additional compliance period is appliable. Our Board has recommended that these proposed amendments be presented to our stockholders for approval.

Our stockholders are being asked to approve these proposed amendments pursuant to Proposal 2, and to grant authorization to our Board to determine, at its option, whether to implement the Reverse Stock Split, including its specific timing and ratio.

Should we receive the required stockholder approvals for Proposal 2, our Board will have the sole authority to elect, at any time on or prior to December 23, 2024, and without the need for any further action on the part of our stockholders, whether to effect the Reverse Stock Split and the number of whole shares of our Common Stock, between and including 5 and 37, that will be combined into one share of our Common Stock.

Notwithstanding approval of Proposal 2 by our stockholders, our Board may, at its sole option, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board does not implement the Reverse Stock Split on or prior to December 23, 2024, stockholder approval would again be required prior to implementing any reverse stock split, and we may be out of compliance with the Bid Price Requirement by The Nasdaq Capital Market.

By approving Proposal 2, our stockholders will: (a) approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares of Common Stock between and including 5 and 37 could be combined into one share of Common Stock; and (b) authorize our Board to file only one such amendment, as determined by the Board at its sole option, and to abandon each amendment not selected by the Board. Our Board may also elect not to undertake any Reverse Stock Split and therefore abandon all amendments.

Approval of Reverse Stock Split of Our Common Stock

Our Board has adopted and is recommending that our stockholders approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split. The text of the proposed form of Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) is attached hereto as Appendix A.

We are proposing that our Board have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-5 and 1-for-37, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board the flexibility to implement the Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board decides to implement the Reverse Stock Split, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective at 5:01 p.m., Eastern Time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Reasons for Effecting the Reverse Stock Split

To maintain our listing on The Nasdaq Capital Market. By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our Common Stock could be delisted from The Nasdaq Capital Market. Our Common Stock is publicly traded and listed on Nasdaq under the symbol "APVO." To continue our listing on The Nasdaq Capital Market, we must comply with Nasdaq Marketplace Rules, which requirements include the Bid Price Requirement. On June 25, 2024, we received a letter from Nasdaq notifying us that, for the last 30 consecutive business days, the bid price of our Common Stock had closed below $1.00 per share, the minimum closing bid price required by the Bid Price Requirement. Nasdaq’s letter has no immediate impact on the listing of our Common Stock, which will continue to be listed and traded on Nasdaq, subject to our compliance with the other continued listing requirements. Nasdaq’s letter provides us 180 calendar days, or until December 23, 2024, to regain compliance with the Bid Price Requirement. To regain compliance with the Bid Price Requirement, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days before the Compliance Date. We may be eligible for an additional 180-day period to regain compliance if we meet all other listing standards of Nasdaq, with the exception of the Bid Price Requirement, and provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period. In the event that we fail to regain compliance, we would have the right to a hearing before the Panel. In the event of an appeal, our Common Stock would remain listed on The Nasdaq Capital Market pending a written decision by the Panel following a hearing. However, there would be no assurance that, if the Company receives a delisting notice and appeals the delisting determination, such appeal would be successful. In the event that the Panel determines not to continue our listing and we are delisted from The Nasdaq Capital Market, our common stock may be delisted and trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets, depending on our ability to meet the specific listing requirements of those trading markets. Failure to maintain our listing on The Nasdaq Capital Market will have an adverse effect on the liquidity of our Common Stock and the market price of our Common Stock may decrease.

The Board has considered the potential harm to us and our stockholders should Nasdaq delist our Common Stock from The Nasdaq Capital Market. Delisting would likely reduce the visibility, liquidity, and value of our Common Stock, reduce institutional investor interest in our company, and may increase the volatility of our Common Stock. Alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher or for other reasons. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects. In addition, the delisting of our Common Stock from The Nasdaq Capital Market would restrict our ability to sell shares of our Common Stock under an at the market equity agreement and the purchase agreement with Lincoln Park Capital Fund, LLC dated February 16, 2022.

The Board believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the Bid Price Requirement and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from The Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our Common Stock.

To potentially improve the marketability and liquidity of our Common Stock. Our Board believes that the increased market price of our Common Stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our Common Stock and encourage interest and trading in our Common Stock.

•
Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, the Reverse Stock Split could help increase analyst and broker interest in our Common Stock as their internal policies might discourage them from following or recommending companies with low stock prices.
•
Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.
•
Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

To provide greater flexibility to issue shares of Common Stock in connection with possible future financings. The Reverse Stock Split would have the effect of increasing the number of shares of Common Stock available for issuance under our Amended and Restated Certificate of Incorporation, as amended. The Board believes that such an increase is in our stockholders’ best interests as it would provide us with greater flexibility to issue shares of Common Stock in connection with possible future financings as well as under our equity incentive plans and for other general corporate purposes.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 2, our Board may consider, among other things, various factors, such as:

•
the negative perception of reverse stock splits held by many investors, analysts, and other stock market participants and the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels;
•
Nasdaq's Bid Price Requirement;
•
the historical trading price and trading volume of our Common Stock;
•
the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short- and long-term;
•
our ability to maintain our listing on The Nasdaq Capital Market;
•
which Reverse Stock Split ratio would result in the least administrative cost to us;
•
business developments affecting us;
•
prevailing general market and economic conditions; and
•
whether and when our Board desires to have the additional authorized but unissued shares of Common Stock that will result from the implementation of the Reverse Stock Split available to provide the flexibility to use our Common Stock for business and/or financial purposes, as well as to accommodate the shares of our Common Stock to be authorized and reserved for future equity awards.

Certain Risks and Potential Disadvantages Associated with Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules. We expect that the Reverse Stock Split will increase the market price of our Common Stock so that we may be able to regain and maintain compliance with the Nasdaq Bid Price Requirement. However, the effect of the Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iv) states that any listed company that fails to meet the Bid Price Requirement after effecting one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one would not be eligible for a compliance period to regain compliance and would be subject to delisting by Nasdaq. The proposed Reverse Stock Split, when combined with the 1-for-44 reverse stock split previously effectuated on March 5, 2024, may effectuate a cumulative reverse stock split with a cumulative ratio of 250 shares or more to one. As a result, if we fail to meet the Bid Price Requirement after the Reverse Stock Split, we would be subject to delisting by Nasdaq without any opportunity for a cure period. Although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to institutional and other long-term investors. Even if we implement the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float, minimum equity and the minimum number of “round lot” holders.

The proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs. The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our Common Stock described above.

Effects of Reverse Stock Split

After the effective date of any Reverse Stock Split that our Board elects to implement, each stockholder will own a reduced number of shares of Common Stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Aptevo, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of the Reverse Stock Split will be that:

•
depending on the Reverse Stock Split ratio selected by the Board, each 5 to 37 shares of our Common Stock owned by a stockholder will be combined into one new share of our Common Stock;
•
no fractional shares of Common Stock will be issued in connection with any Reverse Stock Split; instead, holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below; as to any fraction of a share which a stockholder of record would otherwise be entitled to purchase upon exercise of a common warrant, we will, at our discretion, either pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price or round the fractional value up to the next whole value;
•
the total number of authorized shares of our Common Stock will remain at 500,000,000, resulting in an effective increase in the authorized number of shares of our Common Stock;
•
the total number of authorized shares of our preferred stock will remain at 15,000,000;
•
based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of our Common Stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and
•
the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

The following table contains approximate information, based on share information as of September 18, 2024, relating to our outstanding Common Stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding(1)	Number of Shares of Common Stock Reserved for Future Issuance(2)	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	500,000,000	18,512,084	36,531,533	444,956,383
Post-Reverse Stock Split 1:5	500,000,000	3,702,416	7,306,306	488,991,278
Post-Reverse Stock Split 1:10	500,000,000	1,851,208	3,653,153	494,495,639
Post-Reverse Stock Split 1:15	500,000,000	1,234,138	2,435,435	496,330,427
Post-Reverse Stock Split 1:20	500,000,000	925,604	1,826,576	497,247,820
Post-Reverse Stock Split 1:25	500,000,000	740,483	1,461,261	497,798,256
Post-Reverse Stock Split 1:30	500,000,000	617,069	1,217,718	498,165,213
Post-Reverse Stock Split 1:37	500,000,000	500,327	987,339	498,512,335

(1) The pre-reverse stock split number of shares of common stock issued and outstanding includes 2,923,100 shares of Common Stock issuable upon the exercise of pre-funded warrants at an exercise price of $0.0001 per share.

(2) The pre-reverse stock split number of shares of common stock reserved for future issuance includes the following:

a)
9,624 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $557.31 per share;
b)
69,458 shares of Common Stock issuable upon the vesting of outstanding restricted stock units at a weighted average fair value per unit of $6.68 per share;
c)
101,766 shares of Common Stock reserved for future grants of equity-based awards under our equity incentive plans;
d)
1,316 and 1,316 shares of Common Stock issuable upon the exercise of Series A and Series B common warrants, respectively, at an exercise price of $27.28 per share;
e)
8,762 and 8,762 shares of Common Stock issuable upon the exercise of Series A-1 and Series A-2 common warrants, respectively, at an exercise price of $10.25 per share;
f)
8,762 and 8,762 shares of Common Stock issuable upon the exercise of Series B-1 and Series B-2 common warrants, respectively, at an exercise price of $10.25 per share;
g)
133,332 shares of Common Stock issuable upon the exercise of common warrants at an exercise price of $1.35 per share;
h)
6,175,079 shares of Common Stock issuable upon the exercise of common warrants at an exercise price of $0.515 per share; and
i)
30,004,594 shares of Common Stock issuable upon the exercise of common warrants at an exercise price of $0.33 per share.

After the effective date of any Reverse Stock Split that our Board elects to implement, our Common Stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our Common Stock. Stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be listed on The Nasdaq Capital Market under the symbol “APVO” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Stock Split, except to the extent of their ownership in shares of our Common Stock and securities exercisable for our Common Stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our Common Stock and securities exercisable for our Common Stock.

By increasing the number of authorized but unissued shares of Common Stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, the Board might be able to delay or impede a takeover or transfer of control of our company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of our Company or our stockholders. The Reverse Stock Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split could have the effect of permitting our current management, including our current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, other than as previously disclosed, our Board is not aware of any attempt to take control of our company and the Board did not authorize the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Effective Date

The proposed Reverse Stock Split would become effective at 5:01 p.m., Eastern Time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment (the “Effective Date”). Except as explained below with respect to fractional shares, effective as of 5:01 p.m., Eastern Time, on the Effective Date, shares of Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our Common Stock in accordance with the Reverse Stock Split ratio determined by our Board within the limits set forth in this Proposal 2.

Cash Payment In Lieu of Fractional Shares

No fractional shares of Common Stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on The Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of September 13, 2024, there were 112 stockholders of record of our Common Stock. Upon stockholder approval of this Proposal 2, if our Board elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of Common Stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held four shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1-for-5, then such stockholder would cease to be a stockholder of Aptevo following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. As to any fraction of a share which a stockholder of record would otherwise be entitled to purchase upon exercise of a common warrant, we will, at our discretion, either pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price or round the fractional value up to the next whole value. If a stockholder held common warrants which entitles such stockholder to purchase 54 shares of Common Stock at an exercise price of $0.33 per share prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1-for-5, then such stockholder is entitled to receive either, at our discretion, a cash adjustment of $1.32 or receive eleven shares of Common Stock upon exercise of warrants after the Reverse Stock Split. Based on our stockholders of record as of September 13, 2024, and assuming the Reverse Stock Split ratio of 1-for-5, we expect that cashing out fractional stockholders would not reduce the number of stockholders of record. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If this Proposal 2 is approved by our stockholders and our Board elects to implement the Reverse Stock Split, we will file with the Secretary of State of the State of Delaware the Certificate of Amendment in the form attached hereto as Appendix A reflecting such Reverse Stock Split ratio determined by the Board. Beginning on the Effective Date, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

If this Proposal 2 is approved by our stockholders and our Board elects to implement the Reverse Stock Split, stockholders of record holding all of their shares of our Common Stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our Common Stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal 2 is approved by our stockholders and our Board elects to implement the Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from us or our exchange agent, as soon as practicable after the Effective Date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any old shares submitted for exchange, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Our Common Stock will also receive a new CUSIP number.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our Common Stock would remain unchanged at $0.001 per share after any Reverse Stock Split. As a result, on the Effective Date, the stated capital on our balance sheet attributable to our Common Stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of Common Stock would be increased because there would be fewer shares of Common Stock outstanding. The Reverse Stock Split would be reflected retroactively in certain of our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Amended and Restated Certificate of Incorporation to allow for the Reverse Stock Split.

Material Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of the Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Stock Split should have the following federal income tax effects. A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. A stockholder who receives cash in lieu of a fractional share as a result of the Reverse Stock Split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. Generally, if redemption of the fractional shares of all stockholders reduces the percentage of the total voting power held by a particular redeemed stockholder (determined by including the voting power held by certain related persons), the particular stockholder should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged. If the redemption of the fractional shares of all stockholders leaves the particular redeemed stockholder with no reduction in the stockholder’s percentage of total voting power (determined by including the voting power held by certain related persons), it is likely that cash received in lieu of a fractional share would be treated as a distribution under Section 301 of the Code. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

We will not recognize any gain or loss as a result of the proposed Reverse Stock Split.

Other

The Reverse Stock Split Proposal is separate from and unrelated to, and is not contingent upon, the Stock Issuance and Warrant Proposal and the Adjournment Proposal.

Required Vote

Stockholder approval of this Proposal 2 requires a “FOR” vote of a majority of the votes cast by the holders of all of the shares of Common Stock present or represented by proxy at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE APPROVAL OF THE REVERSE STOCK SPLIT AS SET FORTH IN PROPOSAL 2.

Proposal 3

AUTHORIZATION TO ADJOURN THE SPECIAL MEETING

General

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1 or Proposal 2, our proxy holders may move to adjourn the Special Meeting at that time in order to enable our Board to solicit additional proxies in favor of each of the proposals.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board, and each of them individually, to vote to adjourn the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve Proposal 1 or Proposal 2. If our stockholders approve this proposal, we could adjourn, postpone or continue the Special Meeting and any adjourned session of the Special Meeting to use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted against Proposal 1 or Proposal 2. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1 or Proposal 2, we could adjourn the Special Meeting without a vote on such proposal(s) and seek to convince our stockholders to change their votes in favor of such proposal(s).

If it is necessary or appropriate to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Other

The Adjournment Proposal is separate from and unrelated to, and is not contingent upon, the Stock Issuance and Warrant Proposal and the Reverse Stock Split Proposal.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of all of the shares of Common Stock present or represented by proxy at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"

THE AUTHORIZATION TO ADJOURN THE SPECIAL MEETING AS SET FORTH IN

PROPOSAL 3.

Security Ownership Of
Certain Beneficial Owners And Management

The following table sets forth certain information regarding the ownership of our Common Stock as of September 13, 2024 by: (i) each director and nominee for director; (ii) each of the named executive officers; (iii) all named executive officers and directors of our company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of its Common Stock. Unless otherwise indicated, the address of the individuals and entities below is c/o Aptevo Therapeutics Inc., 2401 4th Avenue, Suite 1050, Seattle, Washington 98121.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of Common Stock issuable upon the exercise of stock options that are immediately exercisable or exercisable and vesting restricted stock units ("RSU") within 60 days after September 13, 2024 but exclude unvested stock options. The information is not necessarily indicative of beneficial ownership for any other purpose.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options or RSUs held by that person that are currently exercisable or exercisable within 60 days of September 13, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership(1)
	Number of Shares	Percent of Total
Directors and Named Executive Officers
Marvin L. White (Officer & Director) (2)	4,525	*
Jeffrey G. Lamothe (Officer) (3)	2,565	*
SoYoung Kwon (Officer) (4)	1,425	*
Daniel J. Abdun-Nabi (Director) (5)	491	*
John E. Niederhuber, M.D. (Director) (6)	431	*
Zsolt Harsanyi, Ph.D. (Director) (7)	494	*
Grady Grant, III (Director) (8)	412	*
Barbara Lopez Kunz (Director) (9)	412	*
All executive officers and directors as a group (9 persons) (10)	11,752	*

* Less than one percent.

(1)
This table is based upon information supplied by officers and directors. We do not have principal stockholders who own 5% or more of our outstanding Common Stock based on Schedules 13D and 13G. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 9,421,174 shares outstanding on September 13, 2024, adjusted as required by rules promulgated by the SEC. Each person is deemed to be the beneficial owner of shares which may be acquired within sixty days of September 13, 2024, through the exercise of options, warrants, and other rights, if any.
(2)
Includes 2,993 shares of Common Stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of September 13, 2024.
(3)
Includes 1,399 shares of Common Stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of September 13, 2024.
(4)
Includes 624 shares of Common Stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of September 13, 2024.
(5)
Includes 214 shares of Common Stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of September 13, 2024.
(6)
Includes 214 shares of Common Stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of September 13, 2024.
(7)
Includes 214 shares of Common Stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of September 13, 2024.
(8)
Includes 214 shares of Common Stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of September 13, 2024.
(9)
Includes 214 shares of Common Stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of September 13, 2024.
(10)
Includes 6,507 shares of Common Stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of September 13, 2024.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement or other Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Aptevo stockholders will be "householding" the Company’s proxy materials. A single proxy statement and proxy card will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker or Aptevo. Direct your written request to Aptevo Therapeutics Inc., Attn: SoYoung Kwon, Corporate Secretary, 2401 4th Avenue, Suite 1050, Seattle, Washington 98121 or contact SoYoung Kwon at (206) 496-3966. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying Proxy Card to vote on such matters in accordance with their best judgment.

Forward-Looking Statements

This Proxy Statement contains a number of "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this Proxy Statement, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

Websites

The information contained on the websites referenced in this Proxy Statement are not incorporated by reference into this Proxy Statement. Further, references to website URLs are intended to be inactive textual references only.

Appendix A

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
APTEVO THERAPEUTICS INC.

APTEVO THERAPEUTICS Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

First: The name of this corporation is Aptevo Therapeutics Inc. (the “Company”).

Second: The date on which the Company’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware is February 22, 2016.

Third: The Board of Directors of the Company, acting in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation, as heretofore amended (the “Certificate of Incorporation”), as follows:

Effective as of the effective time of 5:01 p.m., Eastern time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”), 5 (five) to 37 (thirty-seven) shares of the Company’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Company of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Company’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Capital Market during regular trading hours for the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Company or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

Fourth: The foregoing amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and shall be effective as of 5:01 p.m., Eastern time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.

A-1

In Witness Whereof, Aptevo Therapeutics Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this day of , 2024.

Aptevo Therapeutics INC.
By:
Name:	Marvin L. White
Title:	President and Chief Executive Officer

A-2

SCAN TO VIEW MATERIALS & VOTE APTEVO THERAPEUTICS INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS 2401 FOURTH AVE., SUITE 1050 SEATTLE, WA 98121 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 24, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/APVO2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 24, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V57467-S96475 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY APTEVO THERAPEUTICS INC. The Board of Directors recommends you vote FOR Proposals 1, 2 and 3: For Against Abstain 1. To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of more than 19.99% of the Company’s outstanding common stock, par value $0.001 per share (“Common Stock”), issuable upon the exercise of common warrants (the “Common Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of September 16, 2024, by and among the Company and purchasers thereto (the “Purchase Agreement”) which includes an exercise price adjustment provision in the event of an issuance of common stock or common stock equivalent, an option to purchase common stock or common stock equivalent, change in price of common stock or common stock equivalent or other such event as described in the Common Warrants and to approve the amendment of certain existing common warrants (the “Amended Existing Warrants”) to include the same exercise price adjustment provisions and the repricing of such existing warrants pursuant to the Purchase Agreement. 2. To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our Common Stock at a ratio in the range of 1-for-5 to 1-for-37, with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion. 3. To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient    votes in favor of Proposal 1 or Proposal 2. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. V57468-S96475 APTEVO THERAPEUTICS INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS OCTOBER 25, 2024 at 10:00 AM, PACIFIC TIME The stockholder(s) hereby appoint(s) SoYoung Kwon and Daphne Taylor, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Aptevo Therapeutics Inc. that the stockholder(s) is/are entitled to vote at the virtual Special Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on Friday, October 25, 2024, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3. IN THEIR DISCRETION, THESE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE